UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 25, 2019

(Date of earliest event reported)

BALL CORPORATION

(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01                   Entry into a Material Definitive Agreement.

On March 25, 2019, Ball Corporation, an Indiana corporation (“Ball”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”), among Ball, as a borrower and guarantor, certain subsidiaries of Ball party thereto as borrowers, certain subsidiaries of Ball party thereto as guarantors, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, the lenders party thereto, and the initial facing agents party thereto, which amends Ball’s existing stock secured Credit Agreement, dated as of March 18, 2016 (as amended, including by the Second Amendment, the “Amended Credit Agreement”), among Ball, as a borrower and guarantor, certain subsidiaries of Ball party thereto as borrowers, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, the lenders party thereto, and the initial facing agents party thereto, by, among other things, (i) extending the maturity date from March 18, 2021 to March 25, 2024, (ii) refinancing the existing $797,000,000 term loan facility available to Ball thereunder with a new $797,500,000 term loan facility and (iii) refinancing the $1.5 billion multi-currency revolving credit facility available to Ball and certain of its subsidiaries thereunder with a $1,250,000,000 U.S. dollar revolving credit facility available to Ball and certain of its domestic subsidiaries and a $500,000,000 multicurrency revolving facility available to Ball and certain of its subsidiaries.

Borrowings under the Amended Credit Agreement will bear interest at a rate per annum equal to, at Ball’s option, (i) the 1, 2, 3 or 6 month, or, subject to certain conditions, 12 month or any period less than one month LIBOR rate plus a margin based on the net leverage ratio (as defined in the Amended Credit Agreement) of Ball, which varies from 1.00 percent to 1.50 percent or (ii) a base rate plus a margin based on the net leverage ratio of the company, which varies from 0.00 percent to 0.50 percent; provided that, prior to the delivery of Ball’s annual financial statements for the fiscal year ending December 31, 2019, such margin shall be 1.5 percent for LIBOR loans and 0.50 percent for base rate loans.

Outstanding term loans under the new term loan facility are payable in equal installments of $4,984,375 on the last business day of each of the first eight full fiscal quarters occurring after March 25, 2019 commencing with the fiscal quarter ending June 30, 2019 and subsequently in equal installments of  $14,953,125 on the last business day of each of the following full fiscal quarters commencing with the fiscal quarter ending June 30, 2021, ending with (and including) the fiscal quarter ending immediately prior to the maturity date, with the balance due on the maturity date.

The Amended Credit Agreement contains customary representations and warranties, events of default and covenants for a transaction of this type, including, among other things, covenants that restrict the ability of Ball and its subsidiaries to incur certain additional indebtedness, create or prevent certain liens on assets, engage in certain mergers or consolidations, engage in asset dispositions, declare or pay dividends and make equity redemptions or restrict the ability of its subsidiaries to do so, make loans and investments, enter into transactions with affiliates, enter into sale-leaseback transactions or make voluntary payments, amendments or modifications to subordinate or junior indebtedness. The Amended Credit Agreement also requires Ball to maintain a net leverage ratio of no greater than 4.50 to 1.00 for any period of four consecutive fiscal quarters of Ball ending on or after March 31, 2019. The maximum net leverage ratio increases to 5.00 to 1.00, upon the consummation of certain permitted acquisitions, for the four fiscal quarter period commencing with the fiscal quarter in which each such acquisition is consummated.

Commitments and loans outstanding under the Amended Credit Agreement may be voluntarily reduced or prepaid without premium or penalty other than payment of customary breakage costs. Loans outstanding under the term loan facility will be subject to mandatory prepayment by the net cash proceeds of asset dispositions or casualty or condemnation events with respect to assets of Ball and its subsidiaries, except for certain specified exceptions and subject to specified thresholds, in each case to the extent not reinvested in accordance with the terms of the Amended Credit Agreement.

If an event of default under the Amended Credit Agreement occurs, the commitments under the Amended Credit Agreement may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

Ball and all of its present and future material wholly-owned domestic subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries, and certain other domestic subsidiaries, guaranty the obligations (or, in the case of

U.S. domiciled foreign subsidiaries, the obligations of foreign credit parties only) under the loan documents and any swap contracts entered into with any of the lenders or their affiliates that remain a lender or an affiliate, with certain exceptions and subject to grace periods in accordance with the terms of the Amended Credit Agreement.

The obligations under the loan documents are secured, with certain exceptions in accordance with the terms of the Amended Credit Agreement and the applicable pledge agreement, by a valid first priority perfected lien or pledge on (i) 100% of the capital stock of each of Ball’s present and future direct and indirect material wholly-owned domestic subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries and (ii) 65% of the capital stock of each of Ball’s present and future material wholly-owned first-tier foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned domestic subsidiaries, other than certain excluded subsidiaries. In addition, the obligations of certain foreign borrowers and foreign pledgors under the loan documents are secured, with certain exceptions in accordance with the terms of the loan documents and the applicable pledge agreement, by a valid first priority perfected lien or pledge on 100% of the capital stock of certain of Ball’s material wholly-owned foreign subsidiaries and material wholly-owned U.S. domiciled foreign subsidiaries directly owned by Ball or any of its wholly-owned material subsidiaries, other than certain excluded subsidiaries.

The foregoing description of the Second Amendment and Amended Credit Agreement  does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment and Amended Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2019, Ball entered into the Second Amendment as described under Item 1.01 above. The description of the Second Amendment set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment  which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K, and which is incorporated herein by reference.

 Item 9.01                      Financial Statements and Exhibits.

(d)                                                               Exhibits

The following are furnished as exhibits to this report:

Exhibit No.	Description
10.1

Second Amendment to Credit Agreement, dated as of March 25, 2019, among Ball Corporation, certain subsidiaries of Ball Corporation party thereto as borrowers, certain subsidiaries of Ball Corporation party thereto as guarantors, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, certain financial institutions party thereto, as lenders, and the initial facing agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: March 25, 2019	By:	/s/ Charles E. Baker
		Name:	Charles E. Baker
		Title:	Vice President, General Counsel and Corporate Secretary